PROSPECTUS

ON THE MOVE SYSTEMS CORP.

3,500,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common Stock of ON THE MOVE SYSTEMS CORP. ("OTMSC", the "Company", "us", "we", "our"). Our common stock is presently not traded on any national securities exchange or the NASDAQ stock market. We do not intend to apply for listing on any national securities exchange or the NASDAQ stock market. The purchasers in this offering may be receiving an illiquid security.

We are offering 3,500,000 shares of common stock directly to the public on a best efforts basis, without the participation of an underwriter.   This means that our director and officer will use his best efforts to sell the common stock but is not required to sell any specific dollar amount of securities. The shares will be offered at a fixed price of $0.015 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering.  This offering will continue until the earlier of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,500,000 shares registered hereunder have been sold. We may, however, at our discretion, extend the offering for an additional 90 days beyond the initial period. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. The offering date is the date by which this registration statement becomes effective. This is a direct participation offering since weare offering the stock directly without the participation of an underwriter.

SHARES OFFERED BY COMPANY	PRICE TO PUBLIC	SELLING AGENT COMMISSIONS	PROCEEDS TO THE COMPANY
Per Share	$0.015	Not applicable	$0.015
Minimum Purchase	None	Not applicable	Not applicable
Total (3,500,000 shares)	$52,500	Not applicable	$52,500

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this offering, or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Proceeds from this offering will not be held in escrow and will be immediately available for our use, without condition, regardless of the amount of proceeds raised..  Because proceeds will not be held in escrow, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and will be used to pay creditors.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus.

THE DATE OF THIS PROSPECTUS IS DECEMBER 17, 2010

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

SUMMARY INFORMATION

This Prospectus, and any supplement to this Prospectus include "forward-looking statements". To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "intends", "anticipates", "believes", "estimates", "projects", "forecasts", "expects", "plans" and "proposes". Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" section beginning on Page 8 of this Prospectus and the "Management's Discussion and Analysis of Financial Position and Results of Operations" section elsewhere in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including "Risk Factors" beginning on Page 9, and the consolidated financial statements, before making an investment decision.

All dollar amounts refer to US dollars unless otherwise indicated.

OUR OFFERING

We have 9,000,000 shares of common stock issued and outstanding. Through this offering we will register 3,500,000 shares of common stock for offering to the public. These shares represent additional common stock to be issued by us. We may endeavor to sell all 3,500,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.015 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company.	3,500,000 shares of common stock, par value $0.0001 offered by us in a direct offering.
Offering price per share	We are offering the 3,500,000 shares of our common stock at $0.015.
Number of shares outstanding before the offering of common shares	9,000,000 common shares are currently issued and outstanding.
Number of shares outstanding after the offering of common shares	12,500,000 common shares will be issued and outstanding if we sell all of the shares that we are offering.
The minimum number of shares to be sold in this offering	None.

No escrow of proceeds

Because  there is no minimum number of shares required to be sold in order to close this offering, proceeds from this offering will not be held in escrow and will be immediately available for our use, without condition, regardless of the amount of proceeds raised, and regardless of whether we enter into bankruptcy protection before completion of this offering.  If we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

Market for the common shares

There is no established market for the common stock being registered. We intend to secure a market maker to apply to have our common stock quoted on the OTC Bulletin Board. This process usually takes at least 60 days and the application must be made on our behalf by a market maker. We have not yet secured a market maker to file our application. Furthermore, there can be no assurance that we will secure a market maker or that our common stock will ever become quoted on the OTC Bulletin Board.  The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling or obtaining market quotations, which may have a depressive effect on the market price for our common stock.  The offering price for the shares will remain $0.015 per share for the duration of the offering.

Use of Proceeds

We will receive all proceeds from the sale of the common stock and intends to use the proceeds from this offering, to begin implementing the business and marketing plan. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $10,000.00 are being paid for by us.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,500,000 shares registered hereunder have been sold. However, we may, at our discretion, extend the offering for an additional 90 day period. In any event, the offering will not be extended beyond a 180 day period from the date upon which this Registration Statement is declared effective.

Terms of the Offering	Our sole Officer and Director will sell the common stock upon effectiveness of this registration statement on a BEST EFFORTS basis.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

BUSINESS SUMMARY

On the Move Systems Corp. (“we”, “us”, “our”, “OTMSC”,  the “Company”) is a development-stage company, incorporated in the State of Florida on March 25, 2010, as a for-profit company, and electing a fiscal year end of February 28. Our business and registered office is located at 7674 37th Street Circle East, Sarasota, FL 34243. Our telephone number is 941-586-3938 We are a “shell company” as defined by Rule 405 of the Securities Act.  We have not established any business operations and have not achieved any revenues.  As at August 31, 2010, we had nominal cash assets of $1,883 and had incurred a net loss of $7,117.  Since our incorporation, the development of our business has been limited to organizational matters, the preparation of our business plan, and the preparation of the financial statements and other information presented in this Prospectus.  We have not yet taken any concrete steps to implement our business plan. Our ability to implement our business plan is entirely dependent on our ability to secure sufficient financing, however there is no guarantee that we will be successful in this regard.  In order to implement our business plan, we anticipate that we will require not less than $425,000 in financing in addition to the $52, 500 ($477,500 in total) that we are seeking to raise through this offering. We  have taken no steps to secure the $425,000 in additional financing that we will need to implement our business plan. Furthermore, even if we successfully execute our business and establish operations, there is no guarantee that there will be a significant market for our services or that we will achieve significant revenues, if any.

In their audit report dated July 22, 2010; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment.

We intend to provide mobile electronic services under the trade name “On the Move Systems” or “OTMS”.  Our planned services include the sale,  installation, and servicing of after market electronic and audio/video upgrades for auto, recreational vehicle and boat dealerships, and for government agencies and corporations that administer vehicle fleets for law enforcement, security, emergency response,  sanitation, public utility, limousine, taxi, and other services.   To this end, we intend to create relationships with such dealerships, agencies and corporations and to provide on-site electronics sales, installation and servicing for vehicles purchased by them or by their customers.  We also intend to provide services directly to individual consumers.  We intend to offer all of our services from one or more sales and installation vehicles, eliminating the need for our customers to travel to our future place of business. Although we intend to inventory a small quantity of the electronic products that we wish to offer to our customers, we anticipate that we will order a majority of these products on an as-needed basis.

We intend to provide our clients with electronic accessories and installation services that allow them and their customers to personalize vehicles for enhanced aesthetics and electronic performance. We believe that our OTMS service will allow dealerships and other wholesale vehicle purchasers to order models with fewer options from their manufacturers, thereby reducing vehicle inventory costs. The corollary to this is that the dealerships’ retail customers will be given the alternative to select personalized electronic systems for their vehicles that are better suited to their individual budgets, tastes and needs. We intend to provide our services  on-site at vehicle dealerships, vehicle fleet garages, and at individual homes.  Mr. John B Crawford, our President, Chief Executive Officer and Director,  intends to use his 18 years of mobile electronic accessory sales and installation experience to identify the latest in mobile audio-visual, GPS, and telecommunications technology, and to consult with our future clients to select technology best suited to their specific performance requirements and budgets.  We intend to establish our base of operations in the city of Sarasota, Florida and to market our services in and around that city.  To accomplish this, we anticipate that we will require a commercial space of approximately 1,500 square feet or larger to serve as a components warehouse and occasional installation facility.  In keeping with future demand and as our capacity allows, we will market and provide our services further afield in adjacent cities and states.

We intend to market  our services by advertising in print and electronic media, local networking, and by direct sales calls to dealerships, government agencies and individual consumers. We also intend to exhibit at regional auto, recreational vehicle and boat shows and other relevant trade shows. Finally, we plan to establish a website in order to market our services to potential customers.  We have taken no steps to market our services, to exhibit at regional shows, or to establish a website and there is no guarantee that we will ever be able to do so.

To date we have not commenced providing any services, have not created relationships with any potential customers, have not obtained any inventory, or achieved any other goals mentioned in this prospectus toward the achievement our business plan.  Importantly, |there is no guarantee that we will succeed in accomplishing any of these goals.  In order to accomplish these goals, we anticipate that we will require not less than $425,000 in financing in addition to the $52, 500 ($477,500 in total) that we are seeking to raise through this offering. We  have taken no steps to secure the $425,000 in additional financing that we will need to implement our business plan.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the "Management's Discussion and Analysis of Financial Position and Results of Operations" section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

	PERIOD FROM INCEPTION ON MARCH 25, 2010 TO MAY 31, 2010 (AUDITED) ($)	PERIOD FROM INCEPTION ON MARCH 25, 2010 TO AUGUST 31, 2010 (UNAUDITED) ($)
Revenue	$-	$-
Expenses	$-	$-
Net Profit (Loss)	$-	$(7,177)
Net Profit (Loss) per share	$0.00	$0.00

	AS AT MAY 31, 2010 (AUDITED) ($)	AS AT AUGUST 31, 2010 (UNAUDITED) ($)
Working Capital (Deficiency)	$9,000	$1,883
Total Assets	$9,000	$1,883
Total Current Liabilities	$-	$-

As indicated in the financial statements accompanying this prospectus, we have had no revenue to date and have incurred only losses since inception. We have had limited operations and have been issued a "going concern" opinion by our auditor, based upon our reliance on the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related to our Business, resulting in the complete loss of your investment

WE ARE A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

We are a development stage company formed recently to carry out the activities described in this Prospectus and thus have only a limited operating history upon which an evaluation of its prospectus can be made. We were incorporated on March 25, 2010 and to date have been involved primarily in the development of our business plan. We have limited business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

We expect that our results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar service; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by us or our competitors, specific economic conditions in the auto, recreational vehicles, boat industry and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

BECAUSE OUR CURRENT SOLE CHIEF EXECUTIVE OFFICER AND DIRECTOR DOES NOT HAVE SIGNIFICANT EXPERIENCE IN MANAGING A DEVELOPMENT STAGE PUBLIC COMPANYM AND BECAUSE WE LACK CUSTOMERS AS WELL AS SUPPLIERS, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Although our sole Officer and Director has business experience in the retail electronics and electronics installation industries, he does not have experience in developing a new company or in managing a public company.  Additionally, we currently have no contracts or agreements with customers for our services or suppliers of the products we intend to install. Therefore, without this experience, contracts or suppliers, our management's business experience may not be enough to effectively start-up and maintain our company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our products. We intend to generate revenue through the sale of our services.

Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH COULD NEGATIVELY AFFECT OUR PROFIT.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by dealerships and consumers of our services; fluctuations in the demand for mobile electronic services; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

OUR SOLE CHIEF EXECUTIVE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO OUR OPERATIONS, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE.

Mr. John B Crawford, our sole Officer and Director, has other outside business activities and is devoting approximately 10-25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. John B Crawford, which may result in periodic interruptions or suspensions of our business plan. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

Because we are entirely dependent on the efforts of our sole Officer and Director, his departure or the loss of other key personnel in the future, could have a material adverse effect on our business. We do not maintain key person life insurance on our sole Officer and Director.

IF OUR COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO OUR SHAREHOLDERS.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

WE HAVE A LIMITED KNOWLEDGE OF THE INDUSTRY IN WHICH WE SEEK TO COMPETE, WHICH PLACES US AT A COMPETITIVE DISADVANTAGE AND MAY CAUSE OUR BUSINESS TO FAIL.

Although our sole Officer and Director has experience in the sale and installation of mobile electronic products, we have only limited knowledge of the demographic and market factors at play in our industry.  Accordingly, we will be at a disadvantage in relation to our competitors with respect to our ability to tailor our business strategy to industry trends and forecasts.  Ultimately, our failure to adjust to industry trends and forecasts may prevent us from establish a significant market for our services or cause our business to fail.

IF WE ARE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS AND SERVICES OR ESTABLISH A SIGNIFICANT MARKET PRESENCE, WE MAY BE UNABLE TO GENERATE SUFFICIENT REVENUE TO CONTINUE OUR BUSINESS.

Our growth strategy is substantially dependent upon our ability to market our services successfully to prospective dealerships and individuals. However, our planned services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of our services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT'S ABILITY TO IMPLEMENT OUR BUSINESS STRATEGY MAY BE SLOWER THAN EXPECTED AND WE MAY BE UNABLE TO GENERATE A PROFIT.

Our plans include obtaining business from dealerships, (auto recreational vehicle, boat and individual consumers) which may not occur. Our growth strategy is subject to significant risks which you should carefully consider before purchasing the shares we are offering.

Although we plan on executing our services carefully, the services may be slow to achieve profitability, or may not become profitable at all, which will result in losses. There can be no assurance that we will succeed.

We may be unable to enter into our intended markets successfully. The factors that could affect our growth strategy include our success in(a) obtaining orders from consumers (auto, recreational vehicle, boat dealierships, individual consumers and through our anticipated E-commerce website), (b) obtaining adequate financing on acceptable terms, and (c) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

IF WE ARE UNABLE TO MANAGE OUR FUTURE GROWTH OUR BUSINESS COULD BE HARMED.

If the Company experiences significant growth in the foreseeable future, its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company's financial condition or the results of its operations.

Since inception on March 25, 2010 to August 31, 2010, we have spent $7,117 on start-up costs. We have not generated any revenue from business operations. All proceeds currently held by us are the result of the sale of common stock to our sole Officer and Director.

WE MAY NOT BE ABLE TO ESTABLISH OUR SERVICES IN THE MARKET AND WE MAY BE UNABLE TO ATTRACT ENOUGH CUSTOMERS TO OPERATE PROFITABLY, WHICH WOULD FORCE US TO SUSPEND OR CEASE OPERATIONS.

Our services will target dealerships, governments, corporations, and individual consumers. If we are unable to demonstrate clearly the concept that makes our services unique to targeted customers, they may not purchase the service. If targeted our customers do not acknowledge the value of our services, we may be unable to attract enough dealerships and consumers.

IF WE ARE FORCED TO INCUR UNANTICIPATED COSTS OR EXPENSES, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS ENTIRELY WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT.

Because we are a small business, with limited assets, we are not in a position to bear unanticipated costs and expenses. If we have to make changes in our structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

COMPETITORS MAY ENTER THIS SECTOR WITH SUPERIOR SERVICES, INFRINGING UPON OUR CUSTOMER BASE, AND AFFECTING OUR BUSINESS ADVERSELY.

We have identified a market opportunity for our services. Competitors may enter this sector with superior services, conditions and/or benefits. This would infringe on our customer base, have an adverse affect upon our business and the results of our operations.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS YOU SHOULD NOT PURCHASE SHARES UNLESS YOU ARE WILLING TO ENTRUST ALL ASPECTS OF MANAGEMENT TO OUR SOLE OFFICER AND DIRECTOR, OR HIS SUCCESSORS.

Our sole Officer and Director, John B. Crawford, owns 9,000,000 shares of common stock representing 100% of our outstanding stock. Mr. John B Crawford will own 9,000,000 shares of our common stock after this offering is completed representing 72% of our outstanding shares assuming the entire offering is sold, 77.4% of our outstanding shares assuming 75% of the offering is sold, 83.7% of our outstandingshares assuming 50% of the offering is sold, and 91.1% of our outstanding shares assuming that 25% of the offering is sold. sole Officer and Director. As a result, he will have control of us even if the offering is fully subscribed for and be able to choose all of our directors. His interests may differ from the ones of other stockholders. Factors that could cause him interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to us.

All decisions regarding the management of our affairs will be made exclusively by him. Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon his management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our sole Officer and Director will not abuse his discretion in executing our business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Mr. Crawford also has the ability to accomplish or ratify actions at the shareholder level which would otherwise implicate his fiduciary duties if done as one of the members of our board of directors.

OUR SOLE OFFICER AND DIRECTOR HAS THE POWER TO DETERMINE HIS OWN COMPENSATION, WHICH MEANS HE MAY PROVIDE COMPENSATION FOR HIMSELF THAT EXCEEDS THE VALUE OF HIS CONTRIBUTION OR THAT IS CONTRARY TO THE INTERESTS OF THE COMPANY OR ITS SHAREHOLDERS.

Our sole Officer and Director, John B. Crawford, owns 9,000,000 shares of common stock representing 100% of our outstanding stock. Mr. John B Crawford will own 9,000,000 shares of our common stock after this offering is completed representing 72% of our outstanding shares assuming the entire offering is sold, 77.4% of our outstanding shares assuming 75% of the offering is sold, 83.7%. of our outstanding shares assuming 50% of the offering is sold, and 91.1% of our outstanding shares assuming that 25% of the offering is sold.  As a result, he will have control of us even if the entire offering is sold and will be able to choose all of our directors and set his own salary.  Mr. Crawford does not currently receive compensation for his services to the Company, although he expects to draw a salary in the future if our business becomes established.  Mr. Crawford anticipates that a number of factors will influence his compensation at any given time, including the financing available to us, the size of our operations, the availability of affordable and qualified labour, and Mr. Crawford’s own personal availability and employment status.  For example, if we are unable to identify or to adequately compensate an employee or consultant to provide services such as installation services, Mr. Crawford may determine that it is in our best interest for him to perform installation services and to receive a salary commensurate with that work.  In any case, Mr. Crawford expects to receive compensation that is in keeping with the size of the Company and the market value of any services he may provide to the Company from time to time, such as day to day management of the Company’s business, technical consulting or otherwise.  Such compensation may range in value from $35,000 per year to $100,000 dollars per year or more.  Nevertheless, because all decisions regarding the determination of Mr. Crawford’s compensation will be made exclusively by him, there is no assurance that his compensation will be in keeping with  the market value of his services, or in keeping with the best interests or the Company or its shareholders.

OUR SOLE DIRECTOR AND OFFICER, JOHN B. CRAWFORD, OWNS AND OPERATES A BUSINESS THAT IS POTENTIALLY COMPETITIVE WITH OUR OWN, WHICH MAY HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

Our sole officer and director,  John B. Crawford earns his livelihood as owner and operator of Crawford Mobile Install Co., a company carrying on business in the mobile sale and installation of aftermarket electronics for automobiles.  There is no relationship between On the Move Systems Corp. and Crawford Mobile Install Co. other than our common ownership and common industry.  Crawford Mobile Install Co. provides mobile electronic sale and installation services for automobile dealerships and individual customers. It does not provide services for marine or recreational vehicles and has not targeted large corporate or government customers as we intend to do.  Nevertheless,  because our businesses overlap,

Mr. Crawford  may become aware of investment and business opportunities that may be appropriate for presentation to us as well as to Crawford Mobile Install Co.  As a result he may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  Presently, Mr. Crawford intends to wind up Crawford Mobile Install Co. once we have established sufficient operations to justify compensation for his services, however there is no guarantee that this will occur.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity:
•	the opportunity is within the corporation’s line of business: and
•	it would be unfair to the corporation and it’s stockholders not to bring the opportunity to the attention of the corporation.

Accordingly, we anticipate that Mr. Crawford will offer all new business opportunities to our Company on a priority basis, provided that we have the capacity to complete the work.  However, the assessment of business opportunities is highly subjective and will be conducted by Mr. Crawford without the oversight of independent directors or other management. Accordingly, there is risk that conflicts of interest regarding the presentation of business opportunities will be resolved in a manner that will deprive us of future business, which would reduce our ability to compete or cause our business to fail.

WE ARE UNABLE TO PROVIDE A TIMELIME FOR THE IMPLEMENTATION OF OUR BUSINESS PLAN, WHICH CASTS SUBSTANTIAL DOUBT ON THE VIABILITY OF OUR BUSINESS AND OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We anticipate that we will require a total of $477,500 ($425,000 in addition to the $52,500 that we are seeking to raise through this offering) in order implement our business plan.   What’s more, with the clear exception of the costs associated with this offering ($10,000) we anticipate that virtually all aspects of our business plan must be executed concurrently or near concurrently with each other in order for us to generate more than nominal revenues.  Because we have taken no steps to identify potential sources of financing that we will require to execute our business plan we cannot estimate if or when we will obtain additional financing.  Therefore, we are also unable to provide a timeline for the implementation of our business plan.  Our inability to provide a timeline for the implementation of our business plan at this time casts substantial doubt on the viability of our business and will have an adverse impact on our ability to attract investors, which may cause our business to fail.  Any investment in our business is therefore highly speculative.

WE ARE UNABLE TO IDENTIFY IN ANY DETAIL THE STEPS THAT WE WILL TAKE TO OBTAIN THE FINANCING REQUIRED TO EXECUTE OUR BUSINESS PLAN, WHICH CASTS SUBSTANTIAL DOUBT ON THE ABILITY OF OUR MANAGEMENT TO EXECUTE OUR BUSINESS PLAN AND ON OUR ABILITY TO CONTINUE AS A GOING CONCERN.

As of August 31, 2010 we had only nominal cash resources of $1,883 and we anticipate that we will require a total of $477,500 ($425,000 in addition to the $52,500 that we are seeking to raise through this offering) in order implement our business plan. What's more our sole officer and director has no experience in capital raising or identifying potential sources of financing for our business. Because our sole officer and director has no experience in capital raising or identifying potential sources of financing we are unable to identify in any detail the steps that we will take to obtain the financing required to execute our business plan. Our inability to identify the steps that we will take to obtain the financing that we require casts substantial doubt on the ability of our management to execute our business plan and on our ability to continue as a going concern. If we are unable to identify and access sources of financing our business will fail and you will lose your investment.

Risks Related To Our Financial Condition

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT OUR ABILITY TO CONTINUE OUR OPERATIONS AS A GOING CONCERN.

In their audit report dated July 22, 2010; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the "May 31, 2010 Audited Financial Statements - Auditors Report". Because we have been issued an opinion by its auditor that substantial doubt exists as to whether we can continue as a going concern it may be more difficult to attract investors.

THE ENACTMENT OF THE SARBANES-OXLEY ACT MAY MAKE IT MORE DIFFICULT FOR US TO RETAIN OR ATTRACT OFFICERS AND DIRECTORS, WHICH COULD INCREASE OUR OPERATING COSTS OR PREVENT US FROM BECOMING PROFITABLE.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

SINCE WE ANTICIPATE OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

We anticipate an increase in our operating expenses, without realizing any revenues from the sale of our services. Within the next 12 months, we will have costs related to (i)creating the service business plan, (ii) initiation of our sales and marketing program, (iii) administrative expenses and (iv) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our services will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL.

We require $52,500 for our basic minimum administrative expenses and to begin implementing the most rudimentary stages of our business and marketing plan. This amount includes the $10,000 required for offering expenses associated with this Prospectus. Aside from the aforementioned $52,500, we will require additional funding of approximately $425,000 to fully execute our business plan and bring our services to the marketplace. As of August 31, 2010, we had cash on hand of $1,883.

No assurance can be given that we will obtain access to capital markets in the future or that adequate financing to satisfy our total  cash requirements of $477,500 will be available on acceptable terms. Our inability to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon our results of operations and our financial condition.

If we are not successful earning revenue once we have started our sales activity, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required.

Obtaining additional financing would be subject to a number of factors, including our sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us.

WE DO NOT HAVE SUFFICIENT CAPITAL TO CONTINUE MAINTAINING OUR REPORTING STATUS.

The cost of maintaining our reporting status with the SEC, which consists of ongoing accounting, legal, and filing fees and expenses, may vary substantially in correlation with our level of activity from time to time.  Nevertheless, we estimate that we will require between $500 and $5,000 or more over the next twelve months (in addition to the $10,000 costs we will incur in connection with this offering) to maintain our reporting status with the SEC based on a low to moderate level of activity.  As of the date of this prospectus, the current funds available to us will not be sufficient to continue maintaining our reporting status with the SEC.  Our management believes that if we cannot maintain our reporting status with the SEC we will have to cease all efforts directed toward developing our company. As such, any investment in our Company may be lost in its entirety.

ADVERSE DEVELOPMENTS IN THE GLOBAL ECONOMY RESTRICTING THE CREDIT MARKETS MAY MATERIALLY AND NEGATIVELY IMPACT OUR BUSINESS.

The recent downturn in the world's major economies and the constraints in the credit markets have heightened or could continue to heighten a number of material risks to our business, cash flows and financial condition, as well as our future prospects. Continued issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, the volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. The current credit crisis in Greece, for example, and concerns over debt levels of certain other European Union member states, has increased volatility in global credit and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable to raise all or a portion the $425,000 that we estimate we will require to launch our business in addition to the $52,500 we aim to raise in this offering. See the above risk factor entitled "IF WE CANNOT SECURE ADDITIONAL CAPITAL, OR IF AVAILABLE CAPITAL IS TOO EXPENSIVE, OUR BUSINESS WILL FAIL”.

Risks Related To This Offering

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do wish to resell your shares, you will have to locate a buyer and negotiate your own sale. As a result, you may be unable to sell your shares, or you may be forced to sell them at a loss.

We intend to secure a market maker to apply to have our common stock quoted on the OTC Bulletin Board. This process usually takes at least 60 days and the application must be made on our behalf by a market maker. We have not yet identified or secured a market maker to file our application. Furthermore, there can be no assurance that we will secure a market maker or that our common stock will ever become quoted on the OTC Bulletin Board.

Even if out stock becomes quoted on the OTC Bulletin Board, we cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTC Bulletin Board is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase in this offering.

INVESTING IN OUR COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH.

We have only been recently formed and have only a limited operating history, nominal assets, and no earnings. Therefore, the price of the offered shares is not based on any data or analysis . The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. Our net tangible book value per share of common stock as of August 31, 2010 was $0.0002.

The arbitrary offering price of $0.015 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.015. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering, even if our common stock becomes quoted on the OTC Bulletin Board and a public market for our shares develops during the term of the offering.

BECAUSE WE HAVE 100,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS' EQUITY.

We have 100,000,000 authorized shares, of which only 9,000,000 are currently issued and outstanding and only 12,500,000 will be issued and outstanding after this offering terminates. Our management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

BECAUSE WE PLAN TO OBTAIN $425,000 IN ADDITIONAL FINANCING, MANAGEMENT MAY ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK, DILUTING THE CURRENT SHARE HOLDERS’ EQUITY.

We require a minimum of $425,000 in addition to the maximum possible proceeds from this offering in order to implement our business plan.  Accordingly,  it is very likely that we will be required to issue or pledge shares of our common stock or other securities of our own issue in order to secure such financing.  Any shares of common stock that we issue in this regard will cause immediate and potentially large dilution in the equity position of purchasers of securities in this offering.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THE ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN US.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

IN THE EVENT THAT OUR SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF OUR SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

YOU MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF YOUR SHARES DUE TO STATE "BLUE SKY" LAWS.

Each state has its own securities laws, often called "blue sky" laws, which (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration, and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker-dealer must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by those broker-dealers, if any, who agree to serve as market makers for our common stock. We have not yet applied to have our securities registered in any state and will not do so until we receive expressions of interest from investors resident in specific states and requests from such investors to register our securities in their states before sale. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.015. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.  All costs are estimated based on investigation conducted by our sole Officer and Director and are subject to variation.

USE OF PROCEEDS TABLE

	IF 25% OF SHARES SOLD	IF 50% OF SHARES SOLD	IF 75% OF SHARES SOLD	IF 100% OF SHARES SOLD
GROSS PROCEEDS FROM THIS OFFERING	$13,125	$26,250	$39,375	$52,500

LESS: OFFERING EXPENSES
Accounting fees	3,500	3,500	3,500	3,500
Legal fees	4,500	4,500	4,500	4,500
Printing	500	500	500	500
Transfer Agent	1,500	1,500	1,500	1,500

TOTAL	$10,000	$10,000	$10,000	$10,000

LESS PUBLIC COMPANY REPORTING COST (1)	500	2,000	3,000	3,500

LESS:IMPLEMENTATION OF BUSINESS PLAN
Office/Warehouse/Garage	210	1,150	2,315	3,450
Vehicle-Demo Equipment	445	2,450	3,900	5,700
Installation Equipment	145	800	2,000	3,000
Inventory	0	0	0	0
Advertising/Promotion	285	1,570	3,150	4,800
Marketing/Sales/Website	445	2,250	4,500	6,310
Warehouse Equipment/Tools	145	800	1,600	2,400
Office Equipment	215	1,185	2,350	3,650
Employee/Installer	260	1,430	1,950	2,950
Consultants (business development, information technology ,in- house accounting, administrative)	315	1,735	3,470	5,200
Insurance and General & Administrative Expenses.(2)	160	880	1,140	1,540
Working Capital	0	0	0	0

TOTAL	2,625	14,250	26,375	39,000

TOTALS	$13,125	$26,250	$39,375	$52,500

(1)

The variance in public company reporting costs reflects our intention to rely increasingly on legal counsel for the preparation of continuous disclosure documents if sufficient financial resources are available, and our anticipation that continuous disclosure costs will increase with  increased business activity resulting from increased financing.

(2)

Insurance expenses include general liability, workers compensation, unemployment insurance, vehicle insurance, umbrella liability and business interruption insurance. General & Administrative expense includes communications, travel, entertainment, vehicle maintenance, utilities, , postage, general office and miscellaneous expenses.

Even if we are able to sell all of the securities being offered in this Prospectus, we will still require an additional $425,000 to cover our anticipated expenses over the next 12 months. Please review our disclosure titled “Plan of Operations” in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” elsewhere in this Prospectus. Please note that there can be no assurance that we will be able to raise such funds.

If we are only able to sell less than 25% of the securities we are offering, substantially all of the funds raised by this offering will be spent on assuring that we meet our corporate and disclosure obligations so that we remain in good standing with the State of Florida and maintain our status as a reporting issuer with the SEC.

Importantly, our business plan and allocation of proceeds may vary according to the amount proceeds raised by the sale of securities hereunder and through other future financing efforts.  The figures included in the above table show a  increase in funds allocated to each category of expenses under our business plan in proportion to the percentage of shares sold (whether 25%, 50%, 75%, or 100%).  However, we estimate that we will require as much as $425,000 in addition to the 52,500 that we are seeking to raise through this prospectus in order to establish operations of a sufficient size and quality to ensure the competitiveness of our business and to generate significant revenues. Nevertheless, if our potential to raise capital appears exhausted, our management may decide to modify our business plan or to implement our business plan on a reduced scale and quality.  This might entail the use of lower grade equipment, a lower grade vehicle, less marketing, a single part-time employee or consultant,  and reduced insurance and general administrative expense.  Implementation of a scaled down business plan may also entail using rented equipment and contracting labour on a per-job basis.  A decision by our management to implement our business plan on a reduced scale and quality may occur at any juncture during the early stages of our business development, whether we have raised 25%, 50%, 75% or 100% of the proceeds that we will seeking to raise through this offering or any percentage of the additional $425,000 that we are seeking to raise.  In the opinion of our management, the consequences of implementing our business plan on a reduced quality and scale will be a reduction in our capacity to provide services and generate revenue, a critical decrease or deficiency in our working capital, and an increased likelihood that our business will fail.   Moreover, even if our financing potential becomes exhausted before we are able to raise the funds that we are seeking to raise, there is no guarantee that we will be successful in implementing a scaled down version of our business plan, especially if we have not raised any of the $425,000 that we will seek to raise in addition to the $52,500 sought to be raised hereunder.  Other than the preparation of this prospectus, we have not taken any steps to identify financing sources for any portion of the $472,500  that we anticipate we will need to execute our business plan.  There is no guarantee that any financing will be available to us.

DETERMINATION OF OFFERING PRICE

The offering price for the shares in this offering was arbitrarily determined. In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;

•	our new business structure and operations as well as lack of client base;

•	prevailing market conditions, including the history and prospects for our industry;

•	majority of mobile electronic services companies are not public and market conditions tend to be harder on new businesses;

•	our future prospects and the experience of our management;

•	our capital structure;

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

The price of the current offering is fixed at $0.015 per share. This price is significantly greater than the price paid by our sole Officer and Director for common equity since our inception on March 25, 2010. Our sole Officer and Director paid $0.001 per share, a difference of $0.014 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold
Price per share	$0.0150
Net tangible book value per share before offering	$0.0002
Potential gain to existing shareholder	$0.0148
Net tangible book value per share after offering	$0.0035
Increase to present stockholders in tangible book value per share after offering	$0.0033

Net Capital contributions by new stockholders	$42,500
Net Current Assets as of August 31, 2010	1,883
Number of shares outstanding before the offering	9,000,000
Number of shares after offering held by existing stockholder	9,000,000
Percentage of ownership after offering	72.0%

DILUTION TO NEW SHAREHOLDERS(1)	PERCENTAGE OF SHARES SOLD
	25%	50%	75%	100%
Per share offering price	$0.0150	$0.0150	$0.0150	$0.0150
Net tangible book value per Share before offering(1)	$0.0002	$0.0002	$0.0002	$0.0002
Net tangible book value per Share after offering(1)	$0.0012	$0.0021	$0.0029	$0.0035
Increase in book value attributable to new shareholders(1)	$0.0100	$0.0019	$0.0027	$0.0033
Dilution to new shareholders	$0.0138	$0.0129	$0.0121	$0.0115

(1) Based on estimated offering expenses of $10,000 and a resulting net per share offering price of $0.012.

THE OFFERING

We are registering 3,500,000 shares of our common stock for offer and sale at $0.015 per share.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to apply to have our common stock quoted on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. To achieve quotation, a market maker will be required to file a Form 211 with the Financial Industry Regulatory Authority (FINRA) before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.  Despite our best efforts, we may not be able to convince any broker/dealers to act as market-makers for our stock and a market for our common stock may never develop.  We may not sell the shares registered herein until the registration statement filed with the Securities and Exchange Commission is effective. Furthermore, we will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer. Following effectiveness of this Registration Statement, if our common stock becomes quoted or  traded on the OTC Bulletin Board, the price per share of the shares available for purchase through this offering will remain $0.015 for the duration of the offering.

We will receive all of the proceeds from such sales of securities and are bearing all expenses in connection with the registration of our shares.

PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through John B. Crawford our Sole Officer and Director named herein. Mr. Crawford will not receive any commissions or other remuneration of any kind in connection with his participation in this offering based either directly or indirectly on transactions in securities.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 3,500,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

Mr. John B Crawford will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1.	Mr. John B Crawford is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2.	Mr. John B Crawford will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	Mr. John B Crawford is not, nor will he be at the time of participation in the offering, an associated person of a broker-dealer; and

4.

Mr. John B Crawford meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. John B. Crawford, our only control person or affiliate, does not intend to purchase any shares in this offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the offering.  Once this registration statement is declared effective by the SEC, we anticipate inviting interested parties to review the registration statement.  Initial introductions to interested parties will be made through verbal communications.

This offering will continue for the longer of: (i) 90 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 3,500,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days.

Subscription Procedure

Each subscriber to this offering must execute and deliver to the Company a copy of the Subscription Agreement  attached to this registration statement as exhibit 99.1. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return a copy of the materials to the subscriber. The Company shall have the right to accept or reject any subscription, in whole or in part. An acknowledgment of the acceptance of a subscription will be returned to the subscriber promptly after acceptance.

 Payment for the amount of the shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or at such later date as the Company may specify by written notice to the subscriber (unless such date is deferred in the sole discretion of the Company), by check, bank draft or wire transfer of funds immediately available to the Company at the address set forth in the Subscription Agreement or to an account specified by the Company. The date upon which the transaction contemplated by the Subscription Agreement shall become effective (the "Closing") will occur on such date or within such period as may be specified at the discretion of the Company with written notice to the Subscriber.  There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

Right of Cancellation

Each subscriber has a two day cancellation right and may cancel their Subscription Agreement by sending notice to the Company by midnight on the 2nd business day after the Subscriber signs the applicable Subscription Agreement.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized number of shares is one hundred million (100,000,000). The authorized common stock is one hundred million (100,000,000) shares with a par value of $0.0001. Shares of our common stock:

•	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 75% of our outstanding shares.

CASH DIVIDENDS

As of the date of this Prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us.

Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Macdonald Tuskey Corporate and Securities Lawyers, Suite 1210, 777 Hornby Street, Vancouver, BC, V6Z 1S4, Canada, has passed upon certain legal matters in connection with the validity of the issuance of the shares of common stock.

Peter Messineo, CPA, Certified Public Accountant, of 1982 Otter Way, Palm Harbor, FL 34685, 727-421-6268 has audited our Financial Statements for the period March 25, 2010 (date of inception) through May 31, 2010 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit (inception date March 25, 2010 through May 31, 2010).

BUSINESS DESCRIPTION

Overview

As of the date of this Prospectus, we have not established any business operations and have not achieved any revenues.  We have not commenced providing any services, have not created relationships with any potential customers, have not obtained any inventory, or achieved any other goals toward achieved our business plan.  Importantly, |there is no guarantee that we will succeed in accomplishing any of these goals.  In order to accomplish these goals, we anticipate that we will require not less than $425,000 in financing in addition to the $52, 500 ($472,500 in total) that we are seeking to raise through this offering. We  have taken no steps to secure the $425,000 in additional financing that we will need to implement our business plan.

We were incorporated in the State of Florida on March 25, 2010 as On The Move Systems Corp.  The development of our business has been limited to organizational matters, the preparation of our business plan, and the preparation of the financial statements and other information presented in this Prospectus.  Our ability to establish operations is entirely dependent on our ability to raise sufficient financing to execute our business plan, however there is no guarantee that we will be successful in this regard.  Furthermore, if we successfully establish operations, there is no guarantee that there will be a significant market for our services or that we will achieve significant revenues, if at all.

We intend to provide mobile electronic services under the trade name “On the Move Systems” or “OTMS”.  Our planned services include the sale,  installation, and servicing of after market electronic and audio/video upgrades for auto, recreational vehicle and boat dealerships, and for government agencies and corporations that administer vehicle fleets for law enforcement, security, emergency response,  sanitation, public utility, limousine, taxi, and other services.   To this end, we intend to create relationships with such dealerships, agencies and corporations and to provide on-site upgrades and servicing for vehicles purchased by them or by their customers.  We also intend to provide services directly to individual consumers.

Although we intend to inventory a small quantity of the electronic products that we wish to offer to our customers, we anticipate that we will order a majority of these products on an as-needed basis as is customary in the mobile electronic installation industry.  We plan to assemble and regularly update a sales catalogue from which our future customers may choose from of a selection of individual components or components packages that we intend to offer.

We intend to provide our clients with electronic accessories and installation services that allow them and their customers to personalize vehicles for enhanced aesthetics and electronic performance. We believe that our OTMS service will allow dealerships and other wholesale vehicle purchasers to order models with fewer options from their manufacturers, thereby reducing vehicle inventory costs. The corollary to this is that the dealerships’ retail customers will be given the alternative to select personalized electronic systems for their vehicles that are better suited to their individual budgets, tastes and needs. We intend to provide the majority of our services  on-site at vehicle dealerships, vehicle fleet garages, and at individual homes.

Mr. John B Crawford, our President, Chief Executive Officer and Director,  intends to use his 18 years of mobile electronic accessory sales and installation experience to identify the latest in mobile audio-visual, GPS, and telecommunications technology, and to consult with our future clients to select technology best suited to their specific performance requirements and budgets.

“We do not currently have any agreements in place with customers for the provision of our services, or with any suppliers for the provision of mobile electronic products that we will require to carry on our business. There can be no assurance that we will be able to secure such agreements or that we will be able to do so on terms favorable to us.

We have not generated any revenues to date and our activities have been limited to organizational matters, the development of our business plan, and the preparation of our financial statement and the other information presented in this Prospectus.  We will not have the necessary capital to implement our business plan until we are able to secure adequate financing.  We anticipate that we will require financing of $425,000 in addition to the $52,500 that we are seeking to raise through this offering in order to execute our business plan over a 12 month period.  There can be no assurance that such financing will be available or available on suitable terms. Please see "Risk Factors" elsewhere in this Prospectus for a full discussion on this potential business risk.

We have no plans to change our business activities or to combine with another business and are not aware of any events or circumstances that might cause us to change our plans. We have no revenues, have incurred losses since inception, have no operations, have been issued a going concern opinion from our auditors, and rely upon the sale of our securities to fund operations.

Business Strategy

Our strategy is to create awareness of our Company by marketing our mobile electronic services to auto, recreational vehicle and boat dealerships, as well as government agencies, (Police, Fire, Security, EMS, others) and individual consumers. We intend to provide installation services on-site at locations of our customers.. This strategy would allow dealerships and other high volume wholesale purchasers to purchase basic models from their manufacturers, thereby reducing  inventory and labor cost as well as cash flow. This would in turn allow individual consumers to purchase a basic no frills vehicle from their dealership, and to engage OTSM, as a contractor through the dealership to personalize the electronics package on their vehicles before taking them off the lot.  Similarly, government and corporate purchasers of vehicle fleets will be able to reduce their wholesale costs and engage our services in order to customize vehicles for their respective needs.  We intend to also provide our service to individual consumers at their homes. To date, we have taken no steps to implement our business strategy and there is no guarantee that we will ever be able to do so.

Business Location and Service Area

As we have no operations, we currently require only limited office space for the administration of our business. This space is currently provided to us free of charge in the home of our sole Officer and Director. If we raise sufficient capital to implement our business plan, we intend to establish our base of operations in the city of Sarasota, Florida and to market our services in and around that city.  We believe that we will be able to service an area within a 100 miles radius of our base of operations, wherever it happens to be .. This  belief is based on our estimation that  a single service vehicle may practically travel to service a client within a 100 mile radius in a single business day without requiring overnight accommodations or unreasonable overtime labor costs. To accomplish this, we anticipate that we will require a commercial space of approximately 1,500 square feet or larger to serve as a components warehouse, garage for our mobile installation vehicle(s), and administrative office.  However, if we have insufficient resources to secure a commercial space large enough to maintain a single, consolidated facility for our business, we intend to maintain our administrative offices at the home of our sole Officer and Director, and to seek a smaller rental storage and garage facility of approximately 500 square feet to store our equipment, vehicle(s) and components.  In keeping with future demand and as our capacity allows, we intend to  market and provide our services further afield in adjacent cities and states.  However, as of the date of this Prospectus, we have not identified any specific location for our planned operating facility and do not have sufficient financial resources to lease such a facility.

Sales and Marketing Strategy

We intend to market our services by advertising in electronic media and local print media, by networking with local business, and by direct sales calls to dealerships, government agencies and individual consumers. We also plan to attend and exhibit at regional auto, recreational vehicle and boat shows and at other relevant industry trade shows. Finally, we plan to establish a website through which we intend to market our services to potential customers and to effect online sales and bookings of our products and services.

 If we are successful in establishing operations, we intend to establish a network of independent sales agents to promote our services in designated territories.  Our aim is to secure the services of such agents on a commission only basis. To date, we have not identified any such sales agents or entered into any sales agency agreements for the sale of our planned products or services.

As of the date of this Prospectus, we have not carried out any advertising activities in respect of our business and we have not devised a specific advertising strategy or campaign.  If we are successful in establishing our operations, we intend to carry out advertising that is commensurate with our targeted area of operations, the then current scale of our business, and the financing available to us.

Installed Products

We aim to offer the services of “On the Move Systems” or “OTMS”mobile installation team(s) that will install electronic products which have been chosen from our inventory or catalog by our future customers. We intend to provide a range of electronic products tailored to customer needs such as: stereo, Ipod, MP3 players, speakers, amplifiers, Bluetooth technology, Navigation Systems, satellite radio systems, satellite TV systems, DVD players, wireless headsets (DVD/Satellite TV), keyless entry systems, alarm systems, shock sensors, panic alarms, remote start, window regulators, back-up cameras and sensors, strobe lights, cruise control systems, vehicle locator tracking, GPS systems, invertors and more. Importantly, we have taken no steps to obtain an inventory of products, and there is no guarantee that we ever provide the services or have the products that we intend to offer.

We intend to purchase our aftermarket electronics from various established suppliers. Based on the industry experience of our sole Officer and Director,  we anticipate that approximately 80% of our electronics inventory requirements will be satisfied by next day shipments. We expect that the remaining 20% will be inventoried at our planned warehouse or storage facility.  However, these percentages may vary depending on the capital available to us for the maintenance of  inventory and on the availability of certain components from time to time.  Although we do not anticipate any difficulties in securing suppliers for the products we will require for our business, we have not yet identified any specific suppliers or entered into any agreements for the provisions such products.

Business Plan Implementation Schedule

We have not generated any revenues to date and have not established business operations. We will be unable to establish operations or otherwise implement our business plan until we are able to secure financing of approximately $425,000 in addition to the $52,500 we are seeking to raise through this offering. To date, we have taken no steps to secure the $425,000 in additional financing that we will need to implement our business plan. Furthermore, there  can be no assurance that sufficient financing will be available or available on suitable terms.  We presently intend to take the following steps to identify sources of financing for our business:

We have not established a schedule for the completion of specific tasks or milestones contained in our business plan.  With the clear exception of the costs associated with this offering ($10,000) virtually all aspects of our business plan are scalable in terms of size, quality, and effectiveness, and the timing of their execution must be concurrent or near concurrent.  For example, we believe that any investment  in our infrastructure and equipment requirements must be concurrent or near concurrent with any investment in marketing, inventory or labor.   What’s more, the scale and quality of our infrastructure, marketing strategies, and potential employees may vary according to the financing ultimately available to us, and will in turn have a corresponding impact on our capacity to generate revenue.  Although it may be possible for us to generate nominal revenues within a twelve month period by establishing a skeleton operation (which might include a leased service truck and the services of a part-time installation employee, without any warehouse, inventory, or significant marketing) , which might require 75% or 100% of the proceeds sought to be raised through this offering ($39,375 and $52,500 respectively), our management believes that investing in our business plan too incrementally would cause us to squander resources on inferior  equipment, infrastructure, and marketing that would ultimately prevent us from undertaking work of sufficient scale or from establishing a competitive position in our industry.  We anticipate that we will require approxiamtely $477,500 in order to execute our business plan in a manner that would allow us to maximize our revenue potential and competitive position in our industry. .

Competition

The aftermarket mobile electronic accessories installation service sector is intensely competitive. We intend to compete against sole proprietorships and  smaller local or regional companies with operations similar in size and scope to those we plan to undertake. Additionally, we will be competing with  electronics retailers who sell products like those we intend to offer and which also offer installation services. Our future competitors may have established brands, longer operating histories and greater financial resources than we do. In order for us to successfully complete in our industry we need to:

•	Secure adequate financing sustain the initial development of our business and to execute our business plan and;

•	Develop a customer base large enough to sustain our infrastructure and labour requirements;

•	Develop a customer base large enough to allow us to benefit from economies of scale with respect to our purchasing of the components offered our customers;

•	Emphasize the convenience, quality and personalized touch of our mobile installation services as compared to the installation services of our competitors

Currently, we believe that our competitive strength and potential  rests in  the industry experience of our Chief Executive Officer and Director, John B. Crawford.  We believe that Mr. Crawford’s experience in the mobile electronics field, gained with industry leader Circuit City and as the owner of his own installation service, will provide us with a base level of skill and expertise upon which to build our business in a competitive manner.

However, even if we achieve the above listed competitive landmarks and successfully execute the other elements of our business plan as planned, there is no assurance that we will be able to compete effectively with the other companies in our industry.

Employees and Employment Agreements

As of November 23, 2010, we have no employees. Mr. John B Crawford, our founder, Chief Executive Officer and sole Director, currently devotes 10 to 25 hours per week to our business as required from time to time without compensation. We have not entered into any formal agreement with Mr. Crawford regarding the provision of his services to the Company.

Mr. Crawford is not obligated to commit his full time and attention to our business and accordingly, he may encounter a conflict of interest in allocating his time between our operations and those of other businesses.  Presently, Mr. Crawford earns his livelihood as owner and operator of Crawford Mobile Install Co., a company carrying on business in the mobile sale and installation of aftermarket electronics for automobiles.  Although Mr. Crawford is presently able to devote 10 to 25 hours per week to our business while maintaining his own private business, this may change.  Also, if we require Mr. Crawford to devote more than 10 to 25 hours per week to our business on a regular basis for an extended period, it is uncertain that he will be able to satisfy our requirements unless we have sufficient resources to compensate him for any lost income from his private business.

There is no relationship between On the Move Systems Corp. and Crawford Mobile Install Co. other than our common ownership and common industry.  Crawford Mobile Install Co. provides mobile electronic sale and installation services for automobile dealerships and individual customers. It does not provide services for marine or recreational vehicles and has not targeted large corporate or government customers as we intend to do.  Nevertheless, as our businesses overlap,. Crawford  may become aware of investment and business opportunities which may be appropriate for presentation to us as well as to Crawford Mobile Install Co.  As a result he may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  Presently, Mr. Crawford intends to wind up Crawford Mobile Install Co. once we have established sufficient operations to justify compensation for his services.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity:
•	the opportunity is within the corporation’s line of business: and
•	it would be unfair to the corporation and it’s stockholders not to bring the opportunity to the attention of the corporation.

Accordingly, we anticipate that Mr. Crawford will offer all new business opportunities to our Company on a priority basis, provided that we have the capacity to complete the work.  We anticipate that Mr. Crawford’s ownership interest, his investment of time and resources into our Company, and his declared business goals will be sufficient motivation for him to present business opportunities to our Company in priority to his own.

We do not presently have, pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole Officer and Director.

During the initial implementation of our business plan, we intend to hire independent consultants or employees in the areas of legal, public accounting, in-house accounting, web design, marketing, sales, electronics installation, business development, administration and information technology to develop and execute our business plan.  We have budgeted up to $170,000 for such consultants over the next twelve months including $45,000 for an electronics installer, $70,000 for sales and marketing, $5,000 for legal and public accounting (found under the budget item “public reporting costs”), and $50,000 for  miscellaneous consultants (including in- house accounting, administrative, business development, and information technology support), although we may be required to strategically scale or delay our use of consultants or employees in order to accommodate the financing available to us. We can make no assurances, however,  that we will raise sufficient funds to hire any consultants and employees required to execute our business plan.

Government Regulation

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the “OTMSC” marketplace. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Intellectual Property

We do not currently hold rights to any intellectual property and have not filed for copyright, trademark, or patent protection in respect of our name, business plan or planned services. .

Research and Development

Since our inception to the date of this Prospectus, we have not spent any money on research and development activities.

Reports to Security Holders

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

DESCRIPTION OF PROPERTY

We maintain our statutory registered agent's office and business office at 7674 37th Street Circle East, Sarasota, FL. 34243. Our telephone number is  (941) 586-3938

At the present we require only limited office space which is donated free of charge by our sole Officer and Director.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will be successful in this regard.

Even if our stock becomes quoted on the OTC Bulleting Board there is no assurance that a regular trading market for our stock will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock quoted on the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet secured any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for quotation on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

HOLDERS

As of the date of this Prospectus there was 1 holder of record of our common stock.

DIVIDENDS

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

EQUITY COMPENSATION PLANS

As of the date of this Prospectus we did not have any equity compensation plans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:  "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to "common shares" refer to the common shares in our capital stock.

Overview

We are a development-stage company, incorporated in the State of Florida on March 25, 2010, as a for-profit company, and an established fiscal year of February 28. We have not yet generated or realized any revenues from business operations. Our auditor has issued a going concerned opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12) months unless we obtain additional capital to pay our bills. Accordingly, we must raise cash from sources other than loans we undertake.

From inception through October 27, 2010, our business operations have primarily been focused on developing our business plan We have not yet spent any money on start-up costs. We have not generated any revenue from business operations. All cash currently held by us is the result of the sale of common stock to our sole director and officer.

The maximum proceeds from this offering ($52,500) will satisfy our basic, subsistence level, cash requirements for up to 12 months, including  legal and accounting costs associated with this offering ($10,000),.the costs associated with our continuous disclosure obligations, incidental expenses, and the cost of implementing the investigative aspects of our business plan, including identifying and securing additional sources of financing, employees/consultants, suppliers, and customers.  75% of the possible proceeds from this offering ($39,375) will satisfy our basic, subsistence level cash requirements for up to 9 months, while 50% of the proceeds ($26,250) will sustain us for up to six months, and 25% of the proceeds ($13,125) will sustain for up to three months. Our budgetary allocations may vary, however, depending the percentage of proceeds that we obtain from the offering.  For example, we may determine that is it more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period.  Nevertheless, if we are only successful in selling 25% or less of the shares being registered, we will dedicate all proceeds to satisfying our continuous disclosure requirements.

If we are unable to raise additional monies other than the proceeds of this offering, we only have enough capital to cover the above described expenses. . The expenses of this offering include the preparation of this prospectus, the filing of this registration statement and transfer agent fees. Implementing the business and marketing plan includes preparing basic marketing materials, contacting potential sources of financing, suppliers, and potential customers. Our continuous disclosure requirements include the costs of preparing quarterly financial statements, and reports on forms 10-Q, 10-K and 8-k.  As of August 31, 2010 we had $1,883 cash on hand. This cash will not cover the expenses of this offering or working capital requirements for even one month given the undertaking of this offering and expenses involved.

Plan of Operations

We do not have adequate funds to satisfy our working capital requirements for the next twelve months. We will need to raise additional capital to continue our operations. During the 12 months following the completion of this offering, we intend to implement our business and marketing plan. We believe we must raise a total of $477,500 ($425,000 in addition to the maximum proceeds of this offering) to pay for expenses associated with our development over the next 12 months. $477,500 will be used to finance anticipated activities during our development plan as described below.  All anticipated expenses are based on estimates made by our sole Officer and Director based on his prior knowledge of our industry and on his personal research.  These costs may vary considerably based on then current local, state, or national economic conditions.

Importantly, our business plan and allocation of proceeds may vary according to the amount of proceeds raised by the sale of securities hereunder and through other future financing efforts.  The figures included in the below table show an  increase in funds allocated to each category of expenses under our business plan in proportion possible financing milestones (whether 25%, 50%, 75%, or 100% of the $472,500 that we estimate we will require).  Nevertheless, if our potential to raise capital appears exhausted, our management may decide to modify our business plan or to implement our business plan on a reduced scale and quality.  This might entail the use of lower grade equipment, a lower grade vehicle, less marketing, a single part-time employee or consultant,  and reduced insurance and general administrative expense.  A decision by our management to implement our business plan on a reduced scale and quality may occur at any juncture during the early stages of our business development, whether we have raised 25%, 50%, 75% or 100% of the proceeds that we are seeking to raise.  In the opinion of our management, the consequences of implementing our business plan on a reduced quality and scale will be a reduction in our capacity to provide services and generate revenue, a critical decrease or deficiency in our working capital, and an increased likelihood that our business will fail.   Moreover, even if our financing potential becomes exhausted before we are able to raise the funds that we are seeking to raise, there is no guarantee that we will be successful in implementing a scaled down version of our business plan, especially if we have not raised any of the $425,000 that we will require in addition to the $52,500 sought to be raised hereunder.  Other than the preparation of this prospectus, we taken no steps to identify potential sources of financing and there is no guarantee that any financing will be available to us.

ANTICIPATED ESTIMATED EXPENSES BUDGET $	IF 25% OF THE REQUIRED FINANCING IS RAISED	IF 50% OF THE REQUIRED FINANCING IS RAISED	IF 75% OF THE REQUIRED FINANCING IS RAISED	IF 100% OF THE REQUIRED FINANCING IS RAISED
Offering Expenses	10,000	10,000	10,000	10,000
Office/Warehouse/Garage	10,000	10,000	10,000	35,000
Vehicle - Demo Equipment	25,000	35,000	40,000	70,000
Installation Equipment	15,000	15,000	15,000	15,000
Inventory/(projected monthly inventory turn)	3,000	7,500	12,500	15,000
Advertising/Promotion	4,000	15,000	22,500	30,000
Marketing/Sales (Exhibit, Website)	7,750	35,000	70,000	70,000
Warehouse Equipment / Electronic Equipment	3,000	7,500	11,250	15,000
Office Equipment (Computers/Desk, Etc.)	3,000	10,000	15,000	20,000
Electronics Installer	11,000	22,500	40,000	45,000
Misc. Consultants (business development, accounting, administration, information technology)	12,000	25,000	37,500	50,000
Public Company Reporting Requirements (1)	5,000	5,000	5,000	5,000
Insurance - General & Administrative (2)	2,500	10,000	17,500	25,000
Working Capital	8,125	31,250	51,875	72,500

TOTAL	$119,375	$238,750	$358,125	$477,500

(1)

The variance between the public company reporting costs indicated in this table and those indicated in the  “Use of Proceeds” table on page 22 of this prospectus reflects our intention to rely increasingly on legal counsel for the preparation of continuous disclosure documents if sufficient financial resources are available, and our anticipation that continuous disclosure costs will increase with  increased business activity resulting from increased financing.  However, we anticipate that our public company reporting costs will plateau at $5,000 if we meet between 20% and 100% of our $477,500 financing target.

(2)

Insurance expenses include general liability, workers compensation, unemployment insurance, vehicle insurance, umbrella liability and business interruption insurance. General & Administrative expense includes communications, travel, entertainment, vehicle maintenance, utilities, , postage, general office and miscellaneous expenses.

Many of the developments enumerated are dependent on us securing additional financing even if we are able to sell all of the securities offered by this Prospectus. There can be no assurance that we will be able to sell any of the securities offered by this Prospectus or secure additional financing.  If we are able to raise some, but not all funds required to undertake the developments In this event, we will likely focus on spending available funds on assuring that we retain our reporting status with the SEC and developing our business to attract investors. To date, we have taken no steps to identify potential sources of financing required to implement our business plan and we have not entered into any agreement or arrangement in relation to such financing.

If we are unable to raise additional funds we will not be able to complete any of our anticipated business development. Due to the fact that many of the milestones are dependent on each other, if we do not raise any additional capital we will not be able to implement any facets of our business plan.

We intend to pursue capital through public or private equity financing and by borrowing from any available sources if required in order to finance our businesses activities.  Our sole direct and officer has not made any written or verbal commitment to provide additional financing to our Company.  We cannot guarantee that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to continue our operations may be significantly hindered.

We have not yet begun the development of any of our anticipated services and even if we do secure adequate financing, there can be no assurance that our services will be accepted by the marketplace and that we will be able to generate revenues.

Our sole Officer and Director will be responsible for business plan development. If we develop our services and are in a position to begin sales and marketing we  intend to hire independent consultants and installers as we deem necessary.

RESULTS OF OPERATIONS

There is no historical financial information about us upon which to base an evaluation of our performance.  As at May 31, 2010 we had not spent any funds on our operations.  As at August 31, 2010 we had  spent $7,117 on  our operations consisting entirely of professional fees. Our only other business activity has been the sale of 9,000,000 shares of our common stock to our sole Officer and Director and of for aggregate proceeds of $9,000 during the period ended May 31, 2010.

We have not generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See "Risk Factors"). To become profitable and competitive, we must develop the business and marketing plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investing from institutions and private individuals.

Since inception, the majority of our time has been spent refining its business plan, and preparing for a primary financial offering.

Our results of operations are summarized below:

	March 25, 2010 (INCEPTION) TO MAY 31, 2010 ($) (AUDITED)	March 25, 2010 (INCEPTION) TO AUGUST 31, 2010 ($) (UNAUDITED)
Revenue	$-	$-
Cost of Revenue	$-	$-
Expenses	$-	$7,117
Net Loss	$-	$7,117
Net Loss per Share - Basic and Diluted	$(0.00)	$(0.00)
Weighted Average Number Shares Outstanding - Basic and Diluted	$9,000,000	$9,000,000

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this prospectus, we had yet to generate any revenues from our business operations. During the period ended May 31, 2010, we issued 9,000,000 shares of common stock to our sole Officer and Director for cash proceeds of $9,000.  We have not subsequently issued any shares.

We anticipate needing a minimum of $477,500 ($425,000 in addition to the $52,500 maximum proceeds that we aim to raise by this offering) in order to effectively execute our business plan over the next twelve months. Currently available cash is not sufficient to allow us to commence execution of our business plan. Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure.

However there can be no assurance that we will be able to raise money in this fashion and have not entered into any agreements that would obligate a third party to provide us with capital.

As at August 31, 2010, we have spent $7,117 on general operating expenses, consisting entirely of professional fees. We raised the cash amounts used in these activities from the sale of common stock to our sole Officer and Director.

As of May 31, 2010 we had $9,000 cash on hand. As of August 31, 2010 we had $1,883 cash on hand.

To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, our sole Officer and Director does not draw a salary at this time. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by our sole Officer and Director and will be only paying the direct expenses associated with our business operations.

As of the date of this registration statement, the current funds available to us will not be sufficient to continue maintaining a reporting status.  Management believes if we cannot maintain our reporting status with the SEC we will have to cease all efforts directed towards implementing our business plan. As such, any investment previously made would be lost in its entirety.

We do not currently have any external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

If we are unable to raise the funds partially through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See Note 2 of our financial statements elsewhere in this Prospectus.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets.

Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

OFF-BALANCE SHEET ARRANGEMENTS

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

INFLATION

The effect of inflation on our revenues and operating results has not been significant.

CRITICAL ACCOUNTING POLICIES

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete listing of these policies is included in Note 3 of the notes to our financial statements for the period from inception to May 31, 2010, and Note 3 of the notes to our financial statements for the six month period from inception to August 31, 2010. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits.  Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

EARNINGS (LOSS) PER SHARE

Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered antidilutive and thus are excluded from the calculation. At May 31, 2010 and August 31, 2010, we did not have any potentially dilutive common shares.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

Peter Messineo, CPA, has audited our Financial Statements for the period from March 25, 2010 (date of inception) through May 31, 2010 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim period.

CODE OF BUSINESS CONDUCT AND ETHICS

On March 25, 2010 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

•	honest and ethical conduct,

•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•	compliance with applicable laws, rules and regulations,

•	the prompt reporting violation of the code, and

•	accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to this S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to our this S-1 filing.

MANAGEMENT

Officers and Directors

Our sole Officer and Director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serve until his successor(s) is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and director is set forth below:

NAME AND ADDRESS	AGE	POSITION(S)

John B. Crawford 7674 37th Street Circle East Sarasota, FL 34243	38	President, Secretary/Treasurer Chief Executive Officer Principal Financial Officer and Sole member of the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

Business Experience

JOHN B. CRAWFORD, CHIEF EXECUTIVE OFFICER AND SOLE DIRECTOR

Mr. John B Crawford is our founder and has served as our sole Officer and Director since our inception. Mr. John B Crawford developed his management and electronic skills over a 18 year period based out of Sarasota, Florida.  From January 1992 to January 2001, Mr. Crawford was Sales and Installation Manager for Circuit City Stores Inc., where he managedelectronics sales and installations for the Circuit City store in Sarasota, Florida  and intermittently in an auxiliary capacity at 3 additional stores located in Clearwater, St. Petersburg and Port Charlotte, Florida.  At Circuit City, Mr. Crawford managed, supervised and trained mobile electronic associates tasked with installing various vehicle and household electronic products. He gained experience in accounting, budgeting, marketing, sales, purchasing, promotions, inventory control and employee incentives.

Currently, Mr. Crawford serves as  the President of Crawford Mobile Install Co., based in Sarasota, Florida, a position he has held since January 2001. Crawford Mobile Install provides mobile electronic installation services to auto dealerships as well as to individual consumers..  Mr. Crawford holds a Associates Art Degree at ITT Technical Institute, MCC Community College of Sarasota, Florida.

Mr. Crawford devotes approximately 10-25 hours per week to our business.

OTHER DIRECTORSHIPS

Mr. John B Crawford does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

CONFLICTS OF INTEREST

Mr. Crawford is not obligated to commit his full time and attention to our business and accordingly, he may encounter a conflict of interest in allocating his time between our operations and those of other businesses. In that course of his other business activities he may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which he owes a fiduciary duty. As a result he may have conflicts of interest in determining to which entity a particular business opportunity should be presented. He may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity:

•	the opportunity is within the corporation’s line of business: and

•	it would be unfair to the corporation and it’s stockholders not to bring the opportunity to the attention of the corporation.

COMMITTEES OF THE BOARD OF DIRECTORS

Our sole Officer and Director has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by our sole Officer and Director. Because we do not have any independent directors, our sole Officer and Director believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates that may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our sole director established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our sole  Officer and Director has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future.

While there have been no nominations of additional directors proposed, in the event such a proposal is made, all current members of our Board will participate in the consideration of director nominees.

Our sole Officer and Director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements,

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	understands internal controls over financial reporting, and

•	understands audit committee functions.

Our Board of Directors is comprised of solely of Mr. Crawford who was integral to  our formation and who is a involved in our day to day operations. While we would prefer to have an audit committee financial expert on our Board of Directors. Mr. Crawford does not have a professional background in finance or accounting. As with most small, early stage companies until such time our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, the Company does not have any immediate prospects to attract independent directors. When the Company is able to expand our Board of Directors to include one or more independent directors, the Company intends to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and the Company is not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

EXECUTIVE COMPENSATION

We have made no provisions for paying cash or non-cash compensation to our sole Officer and Director, John B. Crawford. No salaries are being paid at the present time, no salaries or other compensation were paid in cash, or otherwise, for services performed prior to March 25, 2010, our date of inception, and no compensation will be paid unless our business operations become sufficiently developed to justify compensating our sole Officer and Director for his services.  Although we have not identified a specific budgetary or sales milestone after which we will begin compensating our sole Officer and Director, we anticipate that if we require Mr. Crawford to devote more than 10 to 25 hours per week to our business on a regular basis and in any capacity (i.e. administrative, technical, sales etc.)  we will compensate him as though we were engaging a third party consultant or employee to perform his services.  Notwithstanding the foregoing, Mr. Crawford will not receive compensation from the proceeds of this Offering.

The table below summarizes all compensation awarded to, earned by, or paid to our named sole Officer and Director for all services rendered in all capacities to us for the period from inception (March 25, 2010) through May 31, 2010.

SUMMARY COMPENSATION TABLE

Name						Non-Equity	Nonqualified
and				Stock	Option	Incentive Plan	Deferred
principal		Salary	Bonus	Awards	Awards	Compensation	Compensation	All Other	Total
position	Year	($)	($)	($)	($)	($)	Earnings ($)	Compensation	($)

John B. Crawford
CEO	2010	0	0	0	0	0	0	0	0

We have not paid any salaries to our sole Officer and Director as of the date of this Prospectus. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our Officers and Director other than as described herein.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of May 31, 2010.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Option (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

John B. Crawford	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Our sole Officer and Director has not adopted a stock option plan. We have no plans to adopt a stock option plan, but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. We may develop an incentive based stock option plan for our officers and directors and may reserve up to 10% of our outstanding shares of common stock for that purpose.

OPTIONS GRANTS DURING THE LAST FISCAL YEAR / STOCK OPTION PLANS

We do not currently have a stock option plan in favor of any director, officer, consultant or employee of our company. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our Sole  Director and Officer since our inception; accordingly, no stock options have been granted or exercised by our Sole Director and Officer since we were founded.

AGGREGATED OPTIONS EXERCISES IN LAST FISCAL YEAR

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to our sole Officer and Director since our inception; accordingly, no stock options have been granted or exercised by our sole Officer  and Director since we were founded.

LONG-TERM INCENTIVE PLANS AND AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to our sole Officer and Director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our Sole Director and Officer or employees or consultants since we were founded.

COMPENSATION OF DIRECTORS

Our sole Officer and Director is not compensated by us for acting as such. He is reimbursed for reasonable out-of-pocket expenses incurred.

There are no arrangements pursuant to which our sole Officer and Director is or will be compensated in the future for any services provided as a Director.

We do not have any agreements for compensating our Directors for their services in their capacity as Directors, although such Directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our Board of Directors.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are no employment contracts or other contracts or arrangements with our Officers or Directors other than those disclosed in this report. There are no compensation plans or arrangements, including payments to be made by us, with respect to Mr. Crawford that would result from his resignation, retirement or any other termination. There are no arrangements for Directors, Officers or Employees that would result from a change-in-control.

INDEBTEDNESS OF DIRECTORS, SENIOR OFFICERS, EXECUTIVE OFFICERS AND OTHER MANAGEMENT

Neither our sole Officer and Director nor any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

DIRECTOR COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our sole Officer and Director for all services rendered in all capacities to us for the period from inception (March 25, 2010) through May 31, 2010.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

John B. Crawford	0	0	0	0	0	0	0

At this time, we have not entered into any employment agreements with our sole Officer and Director. If there is sufficient cash flow available from our future operations, we may enter into employment agreements with our sole Officer and Director officer or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole Officer and Director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership	Percent of Class [2]

Common Stock	John B. Crawford 7674 37th Street Circle East Sarasota, FL 34243	9,000,000	100%

	All Officers and Directors as a Group (1 person)	9,000,000	100%

[1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. John B Crawford is the only "promoter" of our company. Mr. John B Crawford is also our sole Officer and Director.

[2] Based on 9,000,000 shares issued and outstanding as of the date of this Prospectus.

CHANGE IN CONTROL

We are not aware of any arrangement that might result in a change in control of our company in the future.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On March 25, 2010 we issued 9,000,000 shares of our common stock to our sole director and officer at $0.001 per share for aggregate proceeds of $9,000.

There have been no other transactions since our audit date, May 31, 2010, or any currently proposed transactions in which we are, or plan to be, a participant and in which any related person had or will have a direct or indirect material interest.

DIRECTOR INDEPENDENCE

We do not currently have any independent directors and we do not anticipate appointing additional directors in the foreseeable future.  If we engage further directors and officers, however, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

DISCLOSURE OF COMMISSION'S POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Florida law.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making us responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or control persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. Any Securities and Exchange Commission filings that we do file will be available to the public over the internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549, under the Securities Act of 1933 a registration statement on Form S-1 of which this prospectus is a part, with respect to the common shares offered hereby. We have not included in this prospectus all the information contained in the registration statement, and you should refer to the registration statement and our exhibits for further information.

In the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission. You can obtain a copy of the Registration Statement from the Securities and Exchange Commission by mail from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission's telephone number is 1-800-SEC-0330 (1-800-732-0330). These SEC filings are also available to the public from commercial document retrieval services.

You should rely only on the information contained in this prospectus. No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by On The Move Systems Corp. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, we will act as our own transfer agent.

On The Move Systems Corp.

(A Development Stage Corporation)

Financial Statements

For the Period from March 25, 2010 (Date of Inception)

through May 31, 2010

CONTENTS

Financial Statements:

Notes to Financial Statements ......................................  F-6 - F-10

Peter Messineo, CPA

1982 Otter Way Palm Harbor FL 34685

T 727.421.6268 F 727.674.0511

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders:

On The Move Systems Corp.

I have audited the balance sheets of On The Move Systems Corp. as of May 31, 2010 and the related statement of operations, changes in stockholder's equity, and cash flows for the period March 25, 2010 (date of inception) through

May 31, 2010. These financial statements were the responsibility of the

Company's management. My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company

Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement. The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining,

on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of On The Move Systems Corp. as of

May 31, 2010, and the results of its operations and its cash flows for the period March 25, 2010 (date of inception) through May 31, 2010, in conformity with accounting principles generally accepted in the United States of

America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenues from operation, has not emerged from the development stage, and is requiring traditional financing or equity funding to commence its operating plan. These conditions raise substantial doubt about the

Company's ability to continue as a going concern. Further information and management's plans in regard to this uncertainty were also described in Note 2.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA

Peter Messineo, CPA

Palm Harbor, Florida

July 22, 2010

On The Move Systems Corp.

(A Development Stage Corporation)

Balance Sheet

                                                                     As of

                                                                 May 31, 2010

                                                               -----------------

ASSETS

Stock subscription receivable..................................     $ 9,000

                                                                    -------

       Total current assets ...................................       9,000

                                                                    -------

  Total Assets ................................................     $ 9,000

                                                                    =======

LIABILITIES AND STOCKHOLDER'S EQUITY

Stockholder's Equity:

Preferred stock; $0.0001 par value; 10,000,000 shares

authorized; 0 shares issued and outstanding ...................     $     -

Common stock; $0.0001 par value; 100,000,000 shares

authorized; 9,000,000 shares issued and outstanding ...........         900

Capital in excess of par value ................................       8,100

Accumulated deficit during development stage ..................           -

                                                                    -------

Total stockholder's equity ....................................       9,000

                                                                    -------

  Total Liabilities and Stockholder's Equity ..................     $ 9,000

                                                                    =======

The accompanying notes are an integral part of the financial statements

On The Move Systems Corp.

(A Development Stage Corporation)

Statements of Operations

                                                               For the Period

                                                                 March 25, 2010

                                                             (Date of Inception)

                                                                   through

                                                               May 31, 2010

                                                             -------------------

Revenue:

     Sales ..................................................    $         -

                                                                 -----------

Expenses:

     Selling, general and administrative ....................              -

                                                                 -----------

Net income (loss) ...........................................    $         -

                                                                 ===========

Net loss per common share, basic and diluted ................    $     (0.00)

                                                                 ===========

Weighted average number of common shares, basic and diluted .      9,000,000

                                                                 ===========

The accompanying notes are an integral part of the financial statements.

On The Move Systems Corp.

(A Development Stage Corporation)

Statements of Stockholder's Equity

For the Period from March 25, 2010 (Date of Inception) through May 31, 2010

                                  Common Stock        Capital in                    Total

                              ---------------------   Excess of    Accumulated   Stockholder's

                               Shares       Amount    Par Value      Deficit        Equity

                              ---------   ---------   ----------   -----------   -------------

BALANCE, March 25, 2010

 (DATE OF INCEPTION) .......          -   $       -   $        -   $         -   $           -

Common stock issued on

 March 25, 2010 ............  9,000,000         900        8,100             -           9,000

Net loss for the period

 March 25, 2010

 (Date of Inception)

 through May 31, 2010 ......          -           -            -             -               -

                              ---------   ---------   ----------   -----------   -------------

BALANCE, May 31, 2010 ......  9,000,000   $     900   $    8,100   $         -   $       9,000

                              =========   =========   ==========   ===========   =============

The accompanying notes are an integral part of the financial statements.

On The Move Systems Corp.

(A Development Stage Corporation)

Statement of Cash Flows

                                                             For the Period from

                                                                 March 25, 2010

                                                             (Date of Inception)

                                                                   through

                                                                    May 31, 2010

                                                             -------------------

OPERATING ACTIVITIES

Net loss ....................................................      $     -

                                                                   -------

Adjustments to reconcile net loss to net cash used

by operating activities:

Increase in other receivables

                                                                   -------

Net cash used by operating activities .......................            -

                                                                   -------

INVESTING ACTIVITIES

  Net cash used by investing activities .....................            -

FINANCING ACTIVITIES

Proceeds from sale of common stock ..........................            -

                                                                   -------

Net cash provided by financing activities.....................           -

                                                                   -------

NET INCREASE IN CASH AND CASH EQUIVALENTS ...................            -

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ..............            -

                                                                   -------

CASH AND CASH EQUIVALENTS, END OF PERIOD ....................      $     -

                                                                   =======

Supplemental Cash Flow Information:

   Cash paid during the year for interest ...................      $     -

                                                                   =======

Non-Cash Transactions:

During the period March 25, 2010 through May 31, 2010, the Company issued 9,000,000 shares of common stock in exchange for a $9,000 stock subscription receivable.  The $9,000 was funded June 14, 2010, subsequent to the balance sheet date.

The accompanying notes are an integral part of the financial statements.

On The Move Systems Corp.

(A Development Stage Corporation)

Notes to Financial Statements

For the Period from March 25, 2010 (Date of Inception)

through May 31, 2010

1. BACKGROUND INFORMATION

On The Move Systems Corp. a Florida corporation, was formed to provide Mobile Electronic Services to Auto, Recreational Vehicle and Boat Dealerships, Government Agencies as well as Individual Consumers. The company intends to install its inventoried after market electronic products desired by the customer at their location. The Company was incorporated on March 25, 2010 (Date of Inception) with its corporate headquarters located in Sarasota, Florida and its year-end is February 28.

2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the

Company will continue as a going concern. For the period ended May 31, 2010, the Company has had no operations. As of May 31, 2010, the Company has not emerged from the development stage. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed are:

   FASB CODIFICATION - In June 2009, the FASB issued ASC 105, Generally Accepted

   Accounting Principles, effective for interim and annual reporting periods ending after September 15, 2009. This statement establishes the Codification as the source of authoritative accounting principles used in the preparation of financial statements in conformity with generally accepted accounting principles. The Codification does not replace or affect guidance issued by the SEC or its staff. As a result of the Codification, the references to authoritative accounting pronouncements included herein in this Annual Report on Form 10-K now refer to the Codification topic section rather than a specific accounting rule as was past practice.

   USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

On The Move Systems Corp.

(A Development Stage Corporation)

Notes to Financial Statements

For the Period from March 25, 2010 (Date of Inception)

Through May 31, 2010

   CASH AND CASH EQUIVALENTS - All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits.

   Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

   RESEARCH AND DEVELOPMENT EXPENSES - Expenditures for research, development,

   and engineering of products are expensed as incurred.

   COMMON STOCK - The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

   REVENUE AND COST RECOGNITION - The Company has no current source of revenue;

   therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

   ADVERTISING COSTS - The Company's policy regarding advertising is to expense advertising when incurred.

   INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences,

   which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

   The Company adopted the provisions of FASB ASC 740-10 "Uncertainty in Income

   Taxes" (ASC 740-10), on January 1, 2007. The Company has not recognized a liability as a result of the implementation of ASC 740-10. A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption.

   The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10. If there were an unrecognized tax benefit,

   the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

   EARNINGS (LOSS) PER SHARE - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered antidilutive and thus are excluded from the calculation. At May 31, 2010, the Company did not have any potentially dilutive common shares.

On The Move Systems Corp.

(A Development Stage Corporation)

Notes to Financial Statements

For the Period from March 25, 2010 (Date of Inception)

through May 31, 2010

   FINANCIAL INSTRUMENTS - In September 2006, the Financial Accounting Standards

   Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities.

   The Company adopted the standard for those financial assets and liabilities as of the beginning of the 2008 fiscal year and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 "Fair Value

   Measurements and Disclosures" (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs).

   The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

      o  Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

      o  Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

      o  Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

   Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 31,

   2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable,

   other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company's notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

   On January 1, 2009, the Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company's financial statements.

On The Move Systems Corp.

(A Development Stage Corporation)

Notes to Financial Statements

For the Period from March 25, 2010 (Date of Inception)

through May 31, 2010

RECENT ACCOUNTING PRONOUNCEMENTS

In October 2009, the FASB issued Accounting Standard Update ("ASU") No. 2009-13,

Multiple-Deliverable Revenue Arrangements ("ASU 2009-13") and No. 2009-14,

Certain Revenue Arrangements that include Software Elements ("ASU 2009-14").

These standards update FASB ASC 605, Revenue Recognition ("ASC 605") and FASB

ASC 985, Software ("ASC 985"). The amendments to ASC 605 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments to ASC 985 remove tangible products from the scope of software revenue guidance and provide guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. These amendments to ASC 605 and ASC 985 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company will adopt these amendments on March 1,

2011. Management does not believe that the adoption of this standard will have a material impact on the Company's financial statements.

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and

Disclosures ("ASU 2010-06"). This standard updates FASB ASC 820, Fair Value

Measurements ("ASC 820"). ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level

3 measurements. It also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The standard is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company will adopt ASU 2010-06 on March 1, 2011; management does not expect the adoption to have a material impact on the financial statements.

Other recent accounting pronouncements issued by the FASB (including its EITF),

the AICPA, and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

4. RELATED PARTY TRANSACTIONS

During May 2010, the Company sold 9,000,000 shares of its $0.0001 common stock to an officer of the Company for a $9,000 stock subscription receivable.  Subsequent to May 31, 2010, the Company received $9,000 in full settlement of the receivable.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On The Move Systems Corp.

(A Development Stage Corporation)

Notes to Financial Statements

For the Period from March 25, 2010 (Date of Inception)

through May 31, 2010

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.  The above amount is not necessarily indicative of the amount that would have been incurred had a comparable transaction been entered into with independent parties.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.

5. INCOME TAXES

There are no current or deferred income tax expense or benefit for the period ended May 31, 2010.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes.

The items causing this difference are as follows:

                                                            March 25, 2010

                                                     (Date of Inception) through

                                                             May 31, 2010

                                                     ---------------------------

Tax benefit at U.S. statutory rate ................  $                        -

State income tax benefit, net of federal benefit ..                           -

                                                     ---------------------------

                                                     $                        -

                                                     ===========================

The Company did not have any temporary differences for the period from March

25, 2010 (Date of Inception) through May 31, 2010.

On The Move Systems Corp.

(A Development Stage Corporation)

Financial Statements

For the Period from March 25, 2010 (Date of Inception) through August 31, 2010

(unaudited)

CONTENTS

Financial Statements:

On The Move Systems Corp.

(A Development Stage Enterprise)

BALANCE SHEET

	August 31,	May 31,
	2010	2010
	(unaudited)	(audited)
ASSETS
Current Assets
Cash and cash equivalents	$1,883	$-
Stock subscription receivable	-	9,000
Total Current Assets	1,883	9,000

TOTAL ASSETS	$1,883	$9,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$-	$-
Total Current Liabilities	-	-

TOTAL LIABILITIES	-	-

Stockholders' Equity
Common stock: 100,000,000 authorized; $0.0001 par value 9,000,000 shares issued and outstanding	900	900
Additional paid in capital	8,100	8,100
Accumulated deficit during development stage	(7,117)	-
Total Stockholders' Equity	1,883	9,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,883	$9,000

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

On The Move Systems Corp.

(A Development Stage Enterprise)

STATEMENT OF OPERATIONS

	For the Three Months Ended August 31, 2010	March 25, 2010 (inception) through August 31, 2010
	(unaudited)	(unaudited)

Revenues	$-	-

EXPENSES
Operating Expenses
Professional fees	7,117	7,117
Total operating expenses	7,117	7,117

NET LOSS	$(7,117)	$(7,117)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	9,000,000

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

On The Move Systems Corp.

(A Development Stage Enterprise)

STATEMENT OF STOCKHOLDERS' EQUITY

				Accumulated
			Additional	Deficit
	Common Stock		Paid in	Development
	Shares	Amount	Capital	Stage	Total

Balance at Inception, March 25, 2010	-	$-	$-	$-	$-
Issuance of common stock for cash, March 25, 2010, $.001 per share	9,000,000	900	8,100	-	9,000

Net income	-	-	-	-	-

Balance as of May 31, 2010	9,000,000	$900	$8,100	$-	$9,000

Net loss (unaudited)	-	-	-	(7,117)	(7,117)

Balance, August 31, 2010	9,000,000	$900	$8,100	$(7,117)	$1,883

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

On The Move Systems Corp.

(A Development Stage Enterprise)

STATEMENT OF CASH FLOWS

	For the Six Month Periods Ended	March 25, 2010 (inception) through
	August 31, 2010	August 31, 2010
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(7,117)	$(7,117)
Net Cash Provided by Operating Activities	(7,117)	(7,117)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	9,000	9,000
Net Cash Provided by Financing Activities	9,000	9,000

Net increase (decrease) in cash and cash equivalents	1,883	1,883
Cash and cash equivalents, beginning of period	-	-
Cash and cash equivalents, end of period	$1,883	$1,883

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

On The Move Systems Corp.

(A Development Stage Corporation)

Notes to the Financial Statements

For the Period from March 25, 2010 (Date of Inception) through August 31, 2010

(unaudited)

1. BACKGROUND INFORMATION

On The Move Systems Corp. a Florida corporation, was formed to provide Mobile Electronic Services to Auto, Recreational Vehicle and Boat Dealerships, Government Agencies as well as Individual Consumers. The company intends to install it’s inventoried after market electronic products desired by the customer at their location. The Company was incorporated on March 25, 2010 (Date of Inception) with its corporate headquarters located in Sarasota, Florida and its year-end is February 28.

2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended August 31, 2010, the Company has had no operations. As of August 31, 2010, the Company has not emerged from the development stage. In view of these matters, the Company's ability to continue as a going concern is dependent upon the Company's ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed are:

DEVELOPMENT STAGE - The Company's financial statements are presented as statements of a development stage enterprise. Activities during the development stage primarily include related party equity-based and or equity financing.

BASIS OF PRESENTATION - The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The Financial Statements have been prepared assuming the Company will continue as a going concern.  The Financial Statements have been prepared using the accrual basis of accounting in accordance with U.S. GAAP.  In the opinion of management, these financial statements include all adjustments necessary in order to make them not misleading.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS - All cash, other than held in escrow, is maintained with a major financial institution in the United States. Deposits with this bank may exceed the amount of insurance provided on such deposits. Temporary cash investments with an original maturity of three months or less are considered to be cash equivalents.

RESEARCH AND DEVELOPMENT EXPENSES - Expenditures for research, development, and engineering of products are expensed as incurred.

COMMON STOCK - The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

REVENUE AND COST RECOGNITION - The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

ADVERTISING COSTS - The Company's policy regarding advertising is to expense advertising when incurred.

INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC 740-10 "Uncertainty in Income Taxes" (ASC 740-10), on January 1, 2007. The Company has not recognized a liability as a result of the implementation of ASC 740-10.  A reconciliation of the beginning and ending amount of unrecognized tax benefits has not been provided since there is no unrecognized benefit since the date of adoption.  The Company has not recognized interest expense or penalties as a result of the implementation of ASC 740-10. If there were an unrecognized tax benefit,  the Company would recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

EARNINGS (LOSS) PER SHARE - Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average common shares outstanding for the period. Diluted loss per share is computed giving effect to all potentially dilutive common shares. Potentially dilutive common shares may consist of incremental shares issuable upon the exercise of stock options and warrants and the conversion of notes payable to common stock. In periods in which a net loss has been incurred, all potentially dilutive common shares are considered anti-dilutive and thus are excluded from the calculation. At August 31, 2010, the Company did not have any potentially dilutive common shares.

FINANCIAL INSTRUMENTS - In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities.   The Company adopted the standard for those financial assets and liabilities at inception. FASB Accounting Standards Codification (ASC) 820 "Fair Value Measurements and Disclosures" (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based  on the best information available in the circumstances (unobservable inputs).

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of August 31, 2010. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of  these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company's notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

On January 1, 2009, the Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company's financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures ("ASU 2010-06"). This standard updates FASB ASC 820, Fair Value Measurements ("ASC 820"). ASU 2010-06 requires additional disclosures about fair value measurements including transfers in and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. It also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The standard is effective for interim and annual reporting periods beginning after December 15, 2009 except for the disclosures about purchases, sales, issuances and settlements which is effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company will adopt ASU 2010-06 on September 1, 2010; management does not expect the adoption to have a material impact on the financial statements.

In March 2010, the FASB issued ASU No. 2010-11, Derivatives and Hedging (Topic 815)-Scope Exception Related to Embedded Credit Derivatives.  The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010.  Early adoption is permitted at the beginning of each entity's first fiscal quarter beginning after issuance of this Update.  The company does not expect the provisions of ASU 2010-11 to have a material effect on the financial position, results of operations or cash flows of the company.

In April 2010, the FASB issued ASU No. 2010-13, Compensation-Stock Compensation (Topic 718)-Effect of Denominating the Exercise Price of a Share-Based Payment Award in the Currency of the Market in Which the Underlying Equity Security Trades - a consensus of the FASB Emerging Issues Task Force.  The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010.  Earlier application is permitted.  The company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the company.

In April 2010, the FASB issued ASU No. 2010-12, Income Taxes (Topic 740)-Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts.  After consultation with the FASB, the SEC stated that it “would not object to a registrant incorporating the effects of the Health Care and Education Reconciliation Act of 2010 when accounting for the Patient Protection and Affordable Care Act”. The company does not expect the provisions of ASU 2010-12 to have a material effect on the financial position, results of operations or cash flows of the company.

Other recent accounting pronouncements issued by the FASB, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

4. RELATED PARTY TRANSACTIONS

During May 2010, the Company sold 9,000,000 shares of its $0.0001 common stock to an officer of the Company for a $9,000 stock subscription receivable.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The above amount is not necessarily indicative of the amount that would have been incurred had a comparable transaction been entered into with independent parties.

5. INCOME TAXES

There are no current or deferred income tax expense or benefit for the period ended August 31, 2010.

Any deferred tax asset is considered immaterial and has been fully offset by a valuation allowance because at this time the Company believes that it is more likely than not that the future tax benefit will not be realized as the Company has no current operations.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until a date, which is 90 days after the date of this prospectus, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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